SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934





                 May 20, 1999 (Date of earliest event reported)

                          May 21, 1999 (Date of Report)


                                TANDY CORPORATION


               (Exact name of registrant as specified in charter)


Delaware                 1-5571                               75-1047710
State or other         (Commission                           (IRS Employer
Jurisdiction of         File Number                        Identification No.)
Incorporation)

     100 Throckmorton Street Suite 1800, Fort Worth, Texas         76102
     (Address of principal executive offices)                      (Zip Code)

      Registran's telephone number, including area code (817) 415-3700


Item 5.  OTHER EVENTS

     The text of a press release issued by Tandy Corporation (the "Company") on May 21, 1999 is set forth below:

     Tandy Corporation Announces the Next Step in Home Connectivity Strategy Tandy Agrees to Acquire Amerilink Corporation: an Established, Profitable Installer of Cable, Telephony and High-Speed Bandwidth Products

     Fort Worth, Texas -- Tandy Corporation (NYSE: TAN) announced today that the Company has entered into a definitive agreement to acquire Amerilink Corporation (NASDAQ: ALNK) in an all-stock transaction. Amerilink, a consistently profitable company based in Columbus, Ohio, designs, constructs, installs and maintains cabling systems for the transmission of video, voice and data, primarily for home use. Established in 1971, Amerilink provides service on a national basis to cable television operators, telecommunications providers, competitive local exchange carriers ("CLEC"), direct broadcast satellite providers and users of local area network ("LAN") systems. Amerilink's national customer base is supported with regional offices located throughout the country, servicing customers in all 50 states.

     "This acquisition possesses exceptional synergistic opportunities and profit growth for both Tandy/RadioShack and Amerilink. We see the acquisition as another significant step in our progression toward becoming America's Home Connectivity Store," stated Chairman and CEO Tandy Corporation/RadioShack Len Roberts. "Tandy has a strong commitment to continue servicing Amerilink's current customers, and therefore, it will be business as usual. Amerilink's experienced management expertise will help us test various approaches to installation, including franchising, as we bundle installation service with our powerful technology product and service offerings. Americans will now be able to get service and products like NorthPoint's high speed bandwidth digital subscriber line ("DSL"); RCA's digital entertainment products, including cable modems and digital satellite systems; and Compaq Computers as they become available in their neighborhood RadioShack store," continued Mr. Roberts.

     Tandy will acquire 100% of Amerilink's common stock at an exchange ratio designed to reflect $15.60 per share of Amerilink's stock in a tax-free exchange for Tandy stock. Total value of the transaction is approximately $75 million. Shareholders representing 41% of Amerilink have already agreed to support the merger. Amerilink has approximately 4.8 million shares outstanding on a fully diluted basis.

     Amerilink Chairman and CEO Larry Linhart stated, "Demand for our type of services from service providers should be stimulated by the tremendous rise in the use of cable modems and direct broadcast satellite. Also, the cable industry will continue to require our type of services to upgrade their infrastructure, including the connection to customers' homes. RadioShack adds to our growth potential with its strengths in direct broadcast satellite, telephone and high speed bandwidth, all of which are significantly complimentary to our experience and core competency. The merger of RadioShack's selling expertise, coupled with Amerilink's exceptional installation capabilities, truly gives the RadioShack chain an extraordinary competitive edge."

     Amerilink currently completes approximately 10 to 15 thousand installations weekly. Residential installations account for 67% of the revenues, and commercial installations make up the remaining 33%. Amerilink has approximately 500 employees and also uses independent contractors who have their own equipment and vehicles.

     Amerilink has announced earnings for the year ended March 31, 1999 of $0.28 per share on sales of $65.2 million, and operating cash flow of $5.7 million. Going forward, the transaction is not expected to be dilutive to Tandy's earnings. The transaction will be accounted for as a "purchase" by Tandy. Pending government and Amerilink shareholder approvals, the transaction is anticipated to close late August 1999. The results of operations of Amerilink, which will conduct business as a wholly-owned subsidiary of Tandy/RadioShack, will be included in the Company's financial results starting from the date of closing.

     "Looking forward, we have been clear about our strategic vision of becoming the primary provider of home connectivity and earning additional recurring residual revenue streams. As technologies continue to evolve, we expect to leverage RadioShack's unique expertise in accelerating adoption rates of new products and services into additional strategic partnerships with companies that provide exciting technological solutions to deliver high speed digital voice, data, and video to the home and small businesses," commented Mr. Roberts. "Installation capability will assist us in developing additional strategic partnerships as well as tying RadioShack closer to the customer. The telecommunications, home entertainment, and computer industries are advancing at a phenomenal rate. Driven by the Internet, more and more households and small businesses across America will be demanding high speed Internet access, movies-on-demand, and exciting new developments still to come, like videophones. What we are about to see is a whole new era in connectivity as the digital revolution explodes."

     Tandy Corporation/RadioShack is the natio's largest consumer electronics chain and one of the most trusted electronics retailers in the United States. With more than 7,000 stores and dealers, RadioShack sells more wireless telephones, telecommunications products and electronic parts and accessories than any other retailer. It is estimated that 94 percent of Americans live or work within five minutes of a RadioShack store or dealer. For more information, visit Tandy Corporation/RadioShack web sites at www.tandy.com and www.radioshack.com.

     Statements made in this press release which are forward-looking statements involve risks and uncertainties and are indicated by words such as "anticipated," "could," "plans," "goals" and other similar words or phrases. These uncertainties include, but are not limited to, economic conditions, product demand, applicable shareholder and regulatory approvals, competitive products and pricing, availability of products, real estate market fluctuations and other risks indicated in filings with the Securities and Exchange Commission such as Tandy's most recent Form 10-K and 10-Q.

                          END OF TEXT OF PRESS RELEASE

     In the press release set forth above, the Company makes certain forward-looking statements. These statements are based on the Company's current expectations and are subject to a number of risks and uncertainties that could cause actual results in the future to differ significantly from results expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include uncertainties regarding the extent of consumer demand for digital products and services, the ability of the Company to enter into strategic acquisitions and alliances and to execute related business plans, and the risks associated with these plans. Additional risks are set forth in more detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company's Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 1999 and the Company's Current Report on Form 8-K dated May 14, 1999.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 24 th day of May, 1999.



                                     TANDY CORPORATION
                                     (Registrant)



Date May24, 1999                     /s/
                                     Mark C. Hill
                                     Senior Vice President, Corporate Secretary
                                     and General Counsel